EX 99.28(h)(104)

Amendment to
Amended and Restated Transfer Agency Agreement
Between JNL Series Trust and Jackson National Asset Management, LLC

This Amendment is by and between JNL Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Trust and JNAM entered into an Amended and Restated Transfer Agency Agreement (“Agreement”) dated February 28, 2012.

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (“Funds”) of the Trust and the owners of record thereof.

Whereas, the parties have agreed to amend Schedule A of the Agreement to add the following new fund: the JNL/Mellon Capital Utilities Sector Fund, and to amend certain Fund names from the “Current Fund Name” to the “New Fund Name,” as set forth below, effective April 29, 2013:

Current Fund Name	New Fund Name
JNL/BlackRock Commodity Securities Fund	JNL/BlackRock Commodity Securities Strategy Fund
JNL/Mellon Capital Management Bond Index Fund	JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Management Dow Jones U.S. Contrarian Opportunities Index Fund	JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund
JNL/Mellon Capital Management Emerging Markets Index Fund	JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital Management European 30 Fund	JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital Management Global Alpha Fund	JNL/Mellon Capital Global Alpha Fund
JNL/Mellon Capital Management International Index Fund	JNL/Mellon Capital International Index Fund
JNL/Mellon Capital Management Pacific Rim 30 Fund	JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Mellon Capital Management S&P 500 Index Fund	JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund	JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Management Small Cap Index Fund	JNL/Mellon Capital Small Cap Index Fund

Now Therefore, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 29, 2013, attached hereto.

2.	This Amendment may be executed in two or more counterparts, which together shall constitute one document.

In Witness Whereof, the parties have caused this Amendment to be executed as of November 30, 2012, dated as of April 29, 2013.

Attest:	JNL Series Trust

/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
Norma. M. Mendez	Name: Kristen K. Leeman
Title: Assistant Secretary

Attest:	Jackson National Asset Management, LLC

/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
Norma M. Mendez	Name: Mark D. Nerud
Title: President and CEO

Schedule A
April 29, 2013

Funds
JNL/American Funds Balanced Allocation Fund
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth Allocation Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Commodity Securities Strategy Fund
JNL/BlackRock Global Allocation Fund
JNL/Brookfield Global Infrastructure Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/Capital Guardian Global Balanced Fund
JNL/DFA U.S. Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/Eastspring Investments Asia ex-Japan Fund
JNL/Eastspring Investments China-India Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs U.S. Equity Flex Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Institutional Alt 65 Fund
JNL/Invesco International Growth Fund
JNL/Invesco Large Cap Growth Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco Small Cap Growth Fund
JNL/Ivy Asset Strategy Fund
JNL/JPMorgan International Value Fund
JNL/JPMorgan MidCap Growth Fund

Funds
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Lazard Mid Cap Equity Fund
JNL/M&G Global Basics Fund
JNL/M&G Global Leaders Fund
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital Global Alpha Fund
JNL/Mellon Capital Index 5 Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital 10 x 10 Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/Morgan Stanley Mid Cap Growth Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Oppenheimer Global Growth Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/WMC Balanced Fund
JNL/WMC Money Market Fund
JNL/WMC Value Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Competitive Advantage Fund

Funds

JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P 4 Fund
JNL/UBS Large Cap Select Growth Fund
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund
JNL Disciplined Growth Fund